                                                                   EXHIBIT 10.35

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This Loan and Security Agreement ("Agreement") dated as of December 29, 1997 is entered into by and between Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership ("Lender") and Fred W. Bruning, an individual ("Borrower").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Borrower has heretofore entered into a certain financing agreement with Alexander Haagen, Sr. dated as of July 1, 1996 (the "Haagen Loan");

     WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may advance and otherwise provide financial accommodations to Borrower (the "Loan" as hereinafter defined) to repay Borrower's obligations with respect to the amounts outstanding under the Haagen Loan; and

     WHEREAS, Lender is willing to advance funds to Borrower in order to discharge such obligations and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS
            -----------

     All terms used herein which are defined in Division 1 or Division 9 of the Uniform Commercial Code as enacted in the State of California shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1  Reserved.

     1.2  "Collateral" shall have the meaning set forth in Section 4 hereof.

     1.3 "Employment Agreement" means that certain Employment Agreement dated as of December 27, 1993, as amended by that certain Amendment to Employment Agreement dated as of December 31, 1995, together with all further amendments, supplements, replacements and extensions to either, or both, of such documents, by and among Alexander Haagen Properties, Inc. ("AHP"), Alexander Haagen Properties Operating Partnership, L.P. ("AHPOP"), or Haagen Property Management, Inc. ("HPMI") and Borrower.

     1.4 "Financing Agreements" shall mean, collectively, this Agreement, the Term Note, the Pledge Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower pursuant hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.5 "Distributions" shall mean any and all distributions of property of any kind or type, including, but not limited to, distributions made with respect to interests in partnerships, general or limited; dividends with respect to stock (including the Restricted Stock), whether cash or non-cash; proceeds from, and other distributions with respect to, options, including, but not limited to, the Options and all similar instruments, including, but not limited to, warrants, rights and similar interests, whether realized through the exercise thereof or not; distributions with respect to operating partnership units, including, but not limited to, the Units, whether obtained as a direct distribution, realized on account of or in connection with a sale or other transfer thereof, or as the same may be otherwise received.

     1.6 "Material Adverse Effect" shall mean any event, occurrence or circumstance which shall have the effect of materially and adversely affecting:
(i) the ability of Borrower to conduct his business in the ordinary course; or
(ii) the ability of Borrower to repay the Obligations as and when due.

     1.7 "Loan" shall mean the loan made pursuant to, agreed to be made pursuant to and/or evidenced hereby and by the other Financing Agreements.

     1.8  INTENTIONALLY DELETED.

     1.9 "Obligations" shall mean the Loan, and all other obligations, liabilities and indebtedness of every kind, nature and description arising under any of the Financing Agreements owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

     1.10 "Options" shall mean any and all of the Options and related collateral described on Exhibit A hereto.

     1.11 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.12 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data, in each case, relating to the Collateral, including but not limited to the Employment Agreement together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

     1.13 "Rights to Payment" means accounts, accounts receivable and other rights to payment including, but not limited to, rights to payment of every kind or type inuring to the benefit of any person under the terms of the Units, the Options or the Employment Agreement.

     1.14 "Pledge Agreement" means that certain Borrower Pledge Agreement of even date hereof between Borrower and Lender with respect to the Units, Restricted Stock and the Options.

     1.15 "Term Note" means that certain Term Promissory Note of even date herewith evidencing the Loans.

     1.16 "Unit" shall mean those certain Unit(s) described on Exhibit "B" hereto.

     1.17 "Restricted Stock" shall mean those certain shares of Restricted Stock(s) described on Exhibit "B" hereto.


SECTION 2.  CREDIT
            ------


     2.1  Term Loan.  Subject to, and upon the terms and conditions contained
          ---------

herein, Lender agrees to extend the Loan to Borrower in the aggregate principal amount of Three Million One Hundred and Thirty-Eight Thousand Five Hundred and Eighty-Six and NO/100 Dollars ($3,138,586.00).

     2.2  INTENTIONALLY DELETED.

     2.3  Conditions Precedent to the Loan.  As a condition precedent to the
          --------------------------------

Loan hereunder, (a) Borrower shall execute and deliver to Lender the Financing Agreements in such form as Lender may require, including, but not limited to, the Term Note, the Pledge Agreement and such Uniform Commercial Code Financing Statements as Lender may deem appropriate, (b) all representations and warranties contained herein and in all the other Financing Agreements shall be true and (c) no Event of Default, or event which, with the passage of time, the giving of notice or both, would constitute an Event of Default has occurred and is continuing.

     2.4  Payments.
          --------

          (a) The Obligations may be voluntarily prepaid in whole or in part, at any time and from time to time, without premium or penalty.

          (b) There shall be mandatory payments with respect to the Obligations payable hereunder and under the Term Note, (i) in an amount equal to the proceeds of sale of or other disposition of any of the Units or Restricted Stock; (ii) in an amount equal to the net proceeds from the sale or other disposition of any of the Options; (iii) in an amount equal to all other Distributions received by or payable to Borrower; and (iv) as otherwise set forth in the Term Note.

          (c) Each payment required to be made pursuant to Section 2.4(b) above shall be due and payable when the proceeds of any sale or disposition of Units or Options, or any other Disposition, as the case may be, would have otherwise been received by Borrower. Each payment required to be made under clause (v) of
Section 2.4(b) above shall be due and payable as set forth in the Term Note. All payments shall be applied first to accrued and outstanding interest owing hereunder and under the Term Note and then to any installments of principal owing under the Term Note in inverse order of maturity.

SECTION 3.  INTEREST AND FEES
            -----------------

     3.1  Interest.
          --------

     (a) Borrower shall pay to Lender interest on the outstanding principal balance of the Loan at the per annum rate of 7.445%.

     (b) Interest shall accrue and shall be compounded quarterly in arrears on the first day of each calendar quarter commencing with the quarter commencing January 1, 1998. Interest payable hereunder shall be calculated on the basis of a three hundred sixty-five (365) day year and actual days elapsed. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.


SECTION 4.  GRANT OF SECURITY INTEREST
            --------------------------

     To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in and a lien upon, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     4.1  Reserved;

     4.2 all Units, Options, Restricted Stock and other "Pledged Collateral", as defined in the Pledge Agreement;

     4.3  Records; and

     4.4  all products and proceeds of the foregoing, in any form.


SECTION 5.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

     Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of the Loan by Lender to Borrower:


     5.1  Enforceability.  This Agreement and the other Financing Agreements
          --------------
constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to the following qualifications:
(i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) the effects of general principles of equity, whether applied by a court of law or equity, and (iii) any limitations under applicable law which relate to the indemnification provisions of this Agreement.

     5.2  INTENTIONALLY DELETED.

     5.3  Primary Domicile; Collateral Locations.  The primary domicile of
          --------------------------------------
Borrower is located at the address set forth at the end of this Agreement. Borrower's records concerning accounts are located only at such office. Subject to the right of Borrower to establish new locations in accordance with Section
6.1 below, Borrower has no other places of business or locations of collateral.

     5.4  Priority of Liens; Title to Collateral.  The security interests and
          --------------------------------------
liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral. Borrower has good and marketable title to the Collateral.

     5.5  Tax Returns.  Borrower has filed, or caused to be filed, in a timely
          -----------
manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed, in writing, to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects and each year, until the Loan has been paid in full, copies of each of such tax returns, reports and declarations, in each case executed by Borrower and/or Borrower's financial consultant, shall be delivered to Lender no later than such filings are filed with the appropriate taxing authorities. There is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement.

     5.6  Compliance with Other Agreements and Applicable Laws.  Borrower is
          ----------------------------------------------------
not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority the failure to comply with which in each case, would have a Material Adverse Effect.

     5.7  Accuracy and Completeness of Information.  All information furnished
          ----------------------------------------
by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had a Material Adverse Effect which has not been fully and accurately disclosed to Lender in writing.

     5.8  Survival of Warranties; Cumulative.  All representations and
          ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 6.  AFFIRMATIVE AND NEGATIVE COVENANTS
            ----------------------------------

     6.1  New Domicile.  Borrower may change his principle domicile or place of
          ------------
residence within the continental United States provided Borrower (c) gives Lender sixty (60) days prior written notice of the intended change and (d) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, Uniform Commercial Code financing statements.


     6.2  Compliance with Laws, Regulations, Etc. Borrower shall, at all times,
          --------------------------------------
comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it for which the failure to so comply would have a Material Adverse Effect.


     6.3  Financial Statements and Other Information.  Borrower shall furnish
          ------------------------------------------
or cause to be furnished to Lender such information respecting the Collateral and the business of Borrower as Lender may, from time to time reasonably request until the Loans are paid in full, including but not limited to, copies of all of Borrower's income tax returns required to be filed by Borrower under Federal or state laws. Such tax returns shall be executed by Borrower and Borrower's tax advisor, if any, and shall be submitted by Borrower to Lender prior to their becoming delinquent, together with evidence, reasonably required by Lender, showing that Borrower has actually paid the liabilities reflected in such returns.

     6.4  Restrictions on Dividends and Redemptions.  Except as otherwise set
          -----------------------------------------
forth herein, Borrower shall not, directly or indirectly, receive or retain any Distributions on account of any Collateral, including, but not limited to, the Pledged Collateral, now or hereafter outstanding.

     6.5  Costs and Expenses.  Borrower shall pay to Lender on demand all costs,
          ------------------
expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, closing, collection, liquidation, enforcement and defense of the Obligations or Lender's rights in (i) the Collateral, (ii) this Agreement or (iii) the other Financing Agreements, including any amendments, supplements or consents which may hereafter be entered into in respect hereof and thereof, including, but not limited to: (a) costs and expenses of preserving and protecting the Collateral; and (b) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements; and (c) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     6.6  Further Assurances.  At the reasonable request of Lender at any time
          ------------------
and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

     6.7  Negative Pledge.  Borrower shall, at all times while the Loan is
          ---------------
outstanding, keep all of the Collateral free and clear of all liens, claims and encumbrances other than those in favor of Lender granted pursuant to the Financing Agreements. Borrower shall also protect and defend Lender's interest in the Collateral granted pursuant to the Financing Agreements or otherwise.

     6.8  Certain Board of Directors' Matters.  Borrower currently sits on the
          -----------------------------------
Board of Directors of AHP and serves as an executive officer thereof and of AHPOP. Borrower covenants to abstain from any and all Board discussions and votes concerning the stock dividend associated with AHP's stock.


SECTION 7.  EVENTS OF DEFAULT AND REMEDIES
            ------------------------------

     7.1  Events of Default.  The occurrence or existence of any one or more of
          -----------------
the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a)  Borrower fails to pay when due any of the Obligations;

          (b) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

          (c) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or other document delivered to Lender by or on behalf of Borrower pursuant hereto shall, when delivered by or on behalf of Borrower or, if applicable, as of the date as of which document speaks, be false or misleading in a manner reasonably likely to have a Material Adverse Effect;

          (d) Borrower becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (e) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or all or any part of its properties and such petition or application is not dismissed within ninety (90) days after the date of its filing or Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or for all or any part of its property; or

          (g) there shall be an Event of Default, withdrawal, cancellation or other termination under any of the other Financing Agreements.

     7.2  Remedies.
          --------

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code as enacted in the State of California and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform

Commercial Code as enacted in the State of California or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any
                                     --------  ----
Event of Default described in Sections 7.1(e) and 7.1(f), all Obligations shall automatically become immediately due and payable), (ii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, and/or
(iii) terminate this Agreement. If notice of disposition of Collateral is required by law, then Lender shall provide Borrower with such notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, when due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.


SECTION 8.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
            ------------------------------------------------------------

     8.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          ---------------------------------------------------------------------

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

          (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of the State of California for the County of Los Angeles and the United States District Court for the Central District of California and waive any objection based on venue or forum non
                                                                 ----- ---
conveniens with respect to any action instituted therein arising under this
----------
Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) Each party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the option of the party sending the notice, by service upon the recipient in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.


          (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless such losses were the result of acts or omissions constituting negligence or willful misconduct by Lender.

     8.2  Waiver of Notices.  Borrower hereby expressly waives demand,
          -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     8.3 Amendments and Waivers. Neither this Agreement nor any provision hereof
         ----------------------
shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by Lender and Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     8.4  Indemnification.
          ---------------

          (a) Borrower shall indemnify, defend and hold Lender, and its successors, assigns and employees (collectively the "Lender Parties"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (collectively, "Losses") imposed upon, incurred by or asserted against any of the Lender Parties by any creditor of Borrower in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the enforcement, performance or administration of this Agreement, any other Financing Agreement, any undertaking or proceeding relating to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel.


          (b) Promptly after receipt by Borrower under this Section 8.4 of notice of the commencement of any action, proceeding or investigation or the assertion of any claim, if a claim in respect thereof is to be made against a Lender Party, Borrower shall immediately notify all other persons potentially liable under this Section 8.4 of the commencement thereof. In case such action is brought against any party hereto and such party shall be entitled to participate in, and to the extent that it may wish, to assume, the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such party, and after notice each other party with potential liability under this Section 8.4 to such party of its election so to assume the defense thereof, notwithstanding anything to the contrary contained herein, no one shall not be liable under this Section 8.4 for any legal or other expenses subsequently incurred by anyone else in connection with the defense thereof, other than reasonable costs assuming such defense of investigation. All other persons entitled to the benefit hereof shall have the same rights as each other such person set forth in the immediately preceding sentence. The person referred to immediately above shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the person initially undertaking the defense of such action if such person has assumed the defense of the action with counsel reasonably satisfactory to the other person also subject to the benefit of this Section 8.4.

          (c) No settlement of any action against any party subject to the benefit of this Section 8.4 shall be made without the consent of the person who received the notice of claim referred to above and the party providing the indemnity, which consent shall not be unreasonably withheld or delayed by any person in light of all factors of importance to all parties shall not be liable to indemnify any person for any settlement of any such claim accepted without such person's consent.

          (d)  No one shall be liable for any Losses pursuant to this Section
8.4 to the extent such Losses resulted from the negligence or misconduct of such person or its affiliates, successors or assigns or to the extent that such Losses resulted from the material breach by a person entitled to the benefit hereof or its affiliates, successors or assigns of any representation, warranty, covenant or other agreement of such person contained in this Agreement.

          (e) Each person entitled to the benefits of this Section 8.4 agrees that if and to the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 8.4 may be unenforceable because it violates any law or public policy, the relevant person shall pay the maximum portion which it is permitted to pay under applicable law to the appropriate person in satisfaction of indemnified matters hereunder. If the relevant person is the Borrower, the foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     8.5  Representation as to Counsel Generally.  Borrower acknowledges,
          ---------------------------------------
represents and warrants that he has: (a) been represented by and relied on counsel of his own choosing with respect to this Agreement, the Term Note, Pledge Agreement and the rest of the Financing Agreements and the transactions evidenced and/or contemplated thereby; (b) he has read this Agreement and the rest of the Financing Agreements and is fully aware of and understands all of their respective terms and the consequences thereof; and (c) that, through his counsel, he participated in the preparation of this Agreement and the other Financing Agreements.


                                       ------------------------------------
                                       F.W.B.



SECTION 9.  TERM OF AGREEMENT; MISCELLANEOUS
            --------------------------------

     9.1  Term.
          ----

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the earlier of (i) the maturity date of the Term Note, whether through acceleration or otherwise, or (ii) the date which is six months after Borrower is no longer employed by Lender, Alexander Haagen Properties Operating Partnership, L.P. ("AHPOP"), or Haagen Property Management, Inc. ("HPMI") or any of their successors and assigns).

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower or any Obligor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. In the event of such a termination, interest shall continue to accrue and be payable on all outstanding Obligations as set forth in Section 3 of this Agreement.

     9.2  Notices.  All notices, requests and demands hereunder shall be in
          -------
writing and (a) made to Lender at its address set forth below and to Borrower at its domicile set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) be deemed to have been given or made: if delivered in person, immediately upon delivery if such delivery is made on a business day, or, otherwise, on the next following business day; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt if such transmission is made on a business day or, otherwise, on the next following business day and if by a nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     9.3  Partial Invalidity.  If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     9.4  Successors.   Neither party may assign its rights under this
          ----------
Agreement, except that Lender may, after written notice to Borrower, assign its rights and delegate its obligations under this Agreement to any affiliate of, or other successor to, Lender, in which event, such affiliate or other successor shall have, to the extent of such assignment or delegation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or delegation.

     9.5  Entire Agreement.  This Agreement, the other Financing Agreements,
          ----------------
any supplements hereto or thereto, and any instruments or documents delivered or to be delivered pursuant hereto or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

--------------------------------------------------------------------------------
LENDER                                           BORROWER
------                                           --------

ALEXANDER HAAGEN PROPERTIES                      FRED W. BRUNING
OPERATING PARTNERSHIP, L.P.,
a California limited partnership                 /s/ Fred W. Bruning
                                                 -------------------
By:  Alexander Haagen Properties, Inc.,          Fred W. Bruning
     A Maryland corporation                      Domicile:
                                                 2825 Via Sola
                                                 Palos Verdes,
     By: /s/ Steven Jaffe                        California 90274
        ----------------------------------

         Its: Senior VP
             -----------------------------

Domicile or Principal                            Attention: Fred W. Bruning
Place of Business:
3500 Sepulveda Boulevard                         Telephone:
Manhattan Beach,
California  90216                                Facsimile:


Attention:  President

Telephone: 310/546-4520

Facsimile: 310/546-8249
--------------------------------------------------------------------------------

                                   EXHIBIT A

                        TO LOAN AND SECURITY AGREEMENT

                                    OPTIONS




A. Those certain incentive stock options and non-qualified stock options to buy 55,000 shares of Common Stock of Alexander Haagen Properties, Inc., pursuant to the Amended and Restated 1993 Stock Option and Incentive Plan ("Plan") for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P., and Haagen Property Management, Inc. Such options are exercisable in annual increments of 13,750 shares commencing on December 28, 1994, at an exercise price of $18.00 per share.

B. Those certain incentive stock options and non-qualified stock options to buy 27,500 shares of Common Stock of Alexander Haagen Properties, Inc., granted in August, 1995. Such options are exercisable in annual increments of 6,875 shares commencing in August, 1996, at an exercise price of $11.625.

C. Those certain incentive stock options to buy 100,000 shares of Common Stock of Alexander Haagen Properties, Inc., granted in May, 1997. Such options are exercisable subject to certain vesting requirements at an exercise price of $15.00.

                                   EXHIBIT B

                        TO LOAN AND SECURITY AGREEMENT

                                     UNITS





A. Those certain 255,666 Operating Partnership Units issued as of February 1, 1997, evidenced by Certificate No. 31.

B. Those certain 6,667 Operating Partnership Units issued on December 27, 1993 evidenced by Certificate No. 1007.



                               Restricted Stock


A. Those certain 5,000 shares of Restricted Stock issued on February 27, 1997 evidenced by Stock Certificate No. 8204.